UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2007
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27876 (Commission File Number)	86-0787377 (IRS Employer Identification No.)

14400 North 87th Street Scottsdale, Arizona (Address of principal executive offices)	85260-3649 (Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

     This Form 8-K/A amends the Form 8-K of JDA Software Group Inc. (the “Company”) dated February 6, 2007 and filed with the Securities and Exchange Commission on February 12, 2007 (the “Original Form 8-K”). The Original Form 8-K reported under Item 5.02, in part, the adoption of a 2007 cash incentive bonus plan (the “Plan”) for our executive officers.
     This report amends and restates the Item 5.02 disclosure in the Original Form 8-K in its entirety in order to reflect the amendment to the Plan set forth below and to correct certain additional immaterial inaccuracies.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On April 20, 2007, the Compensation Committee of the Company’s Board of Directors approved an amendment to the Plan to reduce the 2007 EBITDA threshold before any amounts are paid under the Plan to $70,000,000 to make the threshold in the Plan consistent with the threshold in the Company’s equity-based compensation plan. In addition, bonus amounts generally payable to senior management under the plan for the first and second quarter 2007 will be payable during or following the conclusion of third quarter 2007.
     On February 6, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of JDA Software Group, Inc. (the “Company”) approved a 2007 cash incentive bonus plan for the following executive officers of the Company (the “Officers”) based on the targeted amounts set forth below (the “Plan”):

		Annual Target Cash
Officer	Title	Bonus Amount
Hamish N. Brewer	President and Chief Executive Officer	$350,000
Kristen L. Magnuson	Executive Vice President and Chief Financial Officer	$225,000
Christopher Koziol	Chief Operating Officer	$275,000
Philip Boland	Senior Vice President, Worldwide Consulting Services	$250,000
G. Michael Bridge	Senior Vice President and General Counsel	$165,000
Lori Mitchell-Keller	Senior Vice President, Product Management	$200,000	(1)
David R. King	Senior Vice President, Product Development	$225,000
Christopher J. Moore	Senior Vice President, Customer Support Solutions	$245,000
Jeffrey Kissling	Senior Vice President, Technology Transition	$185,000
Ronald Kubera	Senior Vice President, Supply Chain	$200,000	(1)
Wayne J. Usie	Senior Vice President, Retail	$245,000

	Total	$2,565,000
(1)	Lori Mitchell-Keller and Ronald Kubera were allocated Annual Target Cash Bonus Amounts on February 6, 2007 as disclosed in the Original Form 8-K. Ms. Mitchell-Keller and Mr. Kubera subsequently resigned from the Company effective March 30, 2007 and their Target Cash Bonus Amounts have been forfeited.

Amounts are payable under the Plan based on the actual EBITDA achieved by the Company for the applicable period for the fiscal year 2007, annualized as follows:

2007 Actual EBITDA Total	Total Annual Cash Bonus Amount Payable under the Plan
Less than or equal to than $70,000,000	No cash bonus payable.

Greater than $70,000,000 but less than $75,000,000	10% of the Annual Target Cash Bonus Amount for every one million dollars of EBITDA achieved in excess of $70,000,000, pro rated to the actual EBITDA dollar amount.

$75,000,000	50% of the Annual Target Cash Bonus Amount.

Greater than $75,000,000 but less than $85,000,000	50% of the Annual Target Cash Bonus Amount plus 5% of the Annual Target Cash Bonus Amount for every one million dollars of EBITDA achieved in excess of $75,000,000, pro rated to the actual EBITDA dollar amount.

$85,000,000	Annual Target Cash Bonus Amount.

Greater than $85,000,000	Annual Target Cash Bonus Amount plus 5% of the Annual Target Cash Bonus Amount for every one million dollars of EBITDA achieved in excess of $85,000,000, pro rated to the actual EBITDA dollar amount.
     There is no cap on the maximum amount these executives can receive if the Company exceeds $85,000,000 in EBITDA for the fiscal year 2007. Furthermore, the amounts payable under the Plan, if any, are included in the actual EBITDA figures for the applicable period for the fiscal year 2007.
     Thomas Dziersk, the Company’s Senior Vice President, Americas, was inadvertently included as a participating officer in the Plan in the Original Form 8-K. Mr. Dziersk is not a participant in the Plan. Instead, the Company has established a commission plan for Mr. Dziersk. A description of this commission plan is contained in a Form 8-K of the Company filed on March 19, 2007 with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
	By:	/s/ Kristen L. Magnuson
Kristen L. Magnuson
Date: April 26, 2007		Executive Vice President and Chief Financial Officer